UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 7, 2008
DATATRAK International, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	000-20699	34-1685364

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6150 Parkland Boulevard, Mayfield Hts., Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code 440-443-0082
Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
As previously reported pursuant to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2008, the Board of Directors of DATATRAK International, Inc. (the “Company”) eliminated the position of Chief Operating Officer of the Company which was previously held by Mr. Terry C. Black, and effective June 20, 2008 (“Date of Separation”), Mr. Black was no longer an employee of the Company.
On July 7, 2008, the Company and Mr. Black entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) pursuant to which, among other things, Mr. Black will provide certain advisory and consulting services regarding the business of the Company (“Consulting Services”) for no more than one hundred (100) hours per calendar quarter during the twelve (12) month period commencing on the Date of Separation, which may be extended by mutual agreement of both parties (the “Consulting Period”). The Company will compensate Mr. Black for his Consulting Services at a rate of $120.00 per hour, and such services will be subject to the Indemnification Agreement dated February 29, 1996 between the Company and Mr. Black. In addition, the Separation Agreement provides that pursuant to the Employment Agreement between the Company and Mr. Black dated February 5, 2001, the Company will continue Mr. Black’s salary for a period of twelve (12) months commencing on the first regular payday following the Date of Separation through and including June 19, 2009, and also that the Company will pay for certain outplacement services for Mr. Black in an amount not to exceed $10,000.
The Separation Agreement includes a mutual release of claims each party may have against the other, and also provides that the Company will pay Mr. Black all earned but unused paid time off less applicable payroll taxes and withholdings on the Company’s first regular payday following the Date of Separation, and that Mr. Black will be entitled to the same medical benefits as other active senior executives of the Company until June 30, 2009. The Separation Agreement also provides that the vesting, exercise and all other terms and conditions of certain stock options granted to Mr. Black will be governed by the respective stock option agreements between the Company and Mr. Black.
In accordance with the requirements of the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Mr. Black may revoke the Separation Agreement at any time prior to July 15, 2008.
The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing discussion of the terms and conditions of the Separation Agreement is qualified in its entirety by reference to the full text of such exhibit.
Item 9.01 Financial Statements and Exhibits.
10.1	Separation Agreement and Release of Claims dated July 7, 2008 between DATATRAK International, Inc. and Terry C. Black

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATATRAK INTERNATIONAL, INC.

Date July 10, 2008

	By	/s/ Raymond J. Merk

Raymond J. Merk
Vice President of Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims dated July 7, 2008 between DATATRAK International, Inc. and Terry C. Black